EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 21, 2006 included in the Registration Statement on Form SB-2 Amendment No. 3 and related Prospectus of Raphael Industries Ltd. for the registration of shares of its common stock.

/s/ "MANNING ELLIOTT LLP"

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 24, 2006